UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-206017	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL	32801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to the Amended and Restated Expense Support and Restricted Stock Agreement

On March 31, 2017, CNL Healthcare Properties II, Inc. (referred to herein as “we”, “us”, “our” or the “Company”), and CHP II Advisors, LLC, our advisor (the “Advisor”), entered into a Second Amendment (the “Second Amendment”) to the Amended and Restated Expense Support and Restricted Stock Agreement dated as of March 2, 2016, as amended on February 10, 2017. Prior to the Second Amendment, the amount of such expense support was equal to the positive excess, if any, of (a) the aggregate cash distributions paid to a stockholder in an applicable year, but only to the extent such distributions do not exceed, in the aggregate, an annualized 4% of the weighted average most recent public offering price for each share class or weighted average of the Company’s board of directors most recent determination of estimated net asset value per share for each share class of the Company’s common stock, if the Company’s board of directors has made such a determination, over (b) our aggregate MFFO for such period determined on a cumulative basis (the “Expense Support Amount”). MFFO means “modified funds from operations” as defined in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission, and for purposes of the agreement, as amended, only, adjusted to exclude all development asset operating losses, interest expense and any other expenses, to the extent by which such losses exceed revenues, until the first full calendar quarter that is 18 months following the time when such development asset in its entirety is placed in service.    As the agreement is amended by the Second Amendment, the Expense Support Amount will be equal to the positive excess, if any, of (a) the aggregate cash distributions paid to the stockholder in an applicable period calculated on the weighted average most recent public offering price for each share class or weighted average of the board’s most recent determination of estimated net asset value per share for each share class, if the board has made such a determination, over (b) our aggregate MFFO for such period determined on a cumulative basis.

In all other respects the Amended and Restated Expense Support and Restricted Stock Agreement remains unchanged. A copy of the Second Amendment has been filed as Exhibit 10.1 to this report.

Summer Vista Property

The information appearing in Items 2.01 and 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 31, 2017, we, through a wholly-owned subsidiary (the “Summer Vista Owner”), acquired a senior living community located in Pensacola, Florida (“Summer Vista”) from Summer Vista Assisted Living, LLC and Hardcourt Development No. 2, LLC, for a purchase price of approximately $21.4 million, exclusive of closing costs. Summer Vista consists of 89 units (67 assisted living and 22 memory care units) and completed construction in 2016. We funded the purchase of Summer Vista with proceeds from our public offering and proceeds from a loan agreement with Synovus Bank (“Synovus”), which is described further in Item 2.03 below.

Upon closing of the acquisition, the Summer Vista Owner leased Summer Vista to a wholly-owned taxable REIT subsidiary (the “Summer Vista Tenant”).

The Summer Vista Tenant has engaged an independent third-party manager, SRI Management, LLC (“SRI Management”), to operate and manage Summer Vista pursuant to a five-year management agreement, which may be terminated without penalty under certain circumstances. Pursuant to the management agreement, SRI Management will receive a base management fee of 5% based on the gross revenues collected each month with respect to Summer Vista. Based on certain performance thresholds set forth in the management agreement, SRI Management may also receive an incentive management fee or have the base management fee subordinated.

A copy of the Company’s press release describing the acquisition of Summer Vista is filed herewith as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2017, in connection with the Company’s acquisition of Summer Vista, the Summer Vista Owner entered into a loan agreement with Synovus pursuant to which the Summer Vista Owner was provided a term loan (the “Summer Vista Loan”), in the amount of approximately $16.1 million.

The Summer Vista Loan matures on April 1, 2022, subject to two one-year extension options provided certain conditions are met. The Summer Vista Loan accrues interest at a rate equal to the sum of the London Interbank Offered Rate (“LIBOR”) plus 2.85%, with monthly payments of interest only for the first 18 months of the term of the Summer Vista Loan, and monthly payments of interest and principal for the remaining 42 months of the term of the Summer Vista Loan using a thirty year amortization period with the remaining principal balance payable at maturity. Prior to April 1, 2019, the interest payable on the Summer Vista Loan may be reduced to a rate equal to the sum of LIBOR plus 2.70% if, at such time, no event of default exists, certain debt yield thresholds are met, and at least $2,150,000 of the outstanding principal balance of the Summer Vista Loan has been paid. The Summer Vista Owner may prepay, without a penalty, all or any part of the Summer Vista Loan at any time.

The Summer Vista Loan is secured by a first mortgage, security agreement and fixture filing on all real property and improvements on Summer Vista, assignments to Synovus of all rents and leases collected or received with respect to Summer Vista, assignments to Synovus of licenses, permits and contracts, a tax reserve escrow agreement, a guaranty agreement and the subordination of the management agreement between the Summer Vista Tenant and SRI Management.

The Summer Vista Owner paid Synovus a loan commitment fee of $80,250 in connection with the Summer Vista Loan, or 0.50% of the aggregate Summer Vista Loan amount.

Item 8.01	Other Events

In connection with the acquisition of Summer Vista, the Company issued a press release, a copy of which is attached herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired

Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to Item 2.01 through an amendment to this Current Report on Form 8-K no later than June 15, 2017.

(b)    Pro Forma Financial Information

Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file pro forma financial information for the transaction described in Item 2.01 through an amendment to this Current Report on Form 8-K no later than June 15, 2017.

(d)    Exhibits

Exhibit Number	Description

10.1	Second Amendment to Amended and Restated Expense Support and Restricted Stock Agreement dated March 31, 2017, by and between CNL Healthcare Properties II, Inc. and CHP II Advisors, LLC

10.2	First Amendment to Asset Purchase Agreement dated March 30, 2017, by and between Summer Vista Assisted Living, LLC, Hardcourt Development No. 2, LLC, and CHP II Summer Vista FL Owner, LLC

10.3	Management Services Agreement dated March 31, 2017, by and between SRI Management, LLC and CHP II Summer Vista FL Tenant, LLC

10.4	Loan Agreement dated March 31, 2017, by and between CHP II Summer Vista FL Owner, LLC and Synovus Bank

10.5	Promissory Note dated March 31, 2017, by and between CHP II Summer Vista FL Owner, LLC and Synovus Bank

10.6	Assignment and Assumption of Asset Purchase Agreement dated March 30, 2017, by and between CHP II Partners, LP and CHP II Summer Vista FL Owner, LLC

99.1	Press Release dated April 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

April 4, 2017

	By:	/s/ Kevin R. Maddron
Kevin R. Maddron
Chief Operating Officer, Chief Financial Officer and Treasurer